UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 27, 2006

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 27, 2006, the Compensation Committee of the Board of Directors of Western Digital Corporation (the "Company") approved awards of stock options, restricted stock units and long-term performance cash awards to the following named executive officers, as follows:

• Stephen D. Milligan, Senior Vice President and Chief Financial Officer: (a) a stock option to purchase 56,818 shares of the Company's common stock, (b) 25,568 restricted stock units, and (c) a long-term performance cash award with a target payout opportunity of $450,000.

• Hossein M. Moghadam, Senior Vice President and Chief Technology Officer: (a) a stock option to purchase 53,030 shares of the Company's common stock, (b) 23,863 restricted stock units, and (c) a long-term performance cash award with a target payout opportunity of $420,000.

• Raymond M. Bukaty, Senior Vice President, Administration, General Counsel and Secretary: (a) a stock option to purchase 37,878 shares of the Company's common stock, (b) 17,045 restricted stock units, and (c) a long-term performance cash award with a target payout opportunity of $300,000.

Each stock option awarded to the above named executive officers has an exercise price equal to the fair market value of a share of the Company's common stock on its grant date of November 27, 2006 and will vest 25% on the first anniversary of its grant date and in substantially equal installments every three months during the three-year period after the first anniversary of its grant date. In addition, each such stock option award is subject to the Company's Notice of Grant of Stock Option and Stock Option Agreement -- Executives in substantially the form previously filed with the Securities and Exchange Commission.

The restricted stock units awarded to the above named executive officers will vest 100% on the third anniversary of their grant date and are subject to the Company's Notice of Grant of Stock Units and Stock Unit Award Agreement -- Executives in substantially the form previously filed with the Securities and Exchange Commission.

Each long-term performance cash award awarded to the above named executive officers is subject to the Notice of Grant of Long-Term Cash Award and Long-Term Cash Award Agreement -- Executives in substantially the form previously filed with the Securities and Exchange Commission. In addition, payment of each such award will be conditioned upon the accomplishment of specified performance goals as measured by predetermined financial operating metrics, in various combinations, for the performance period beginning July 1, 2006 and ending June 27, 2008, as such performance goals have been approved by the Compensation Committee. Depending upon the Company's achievement of these predetermined performance goals, the cash awards will be paid within a reasonable period of time following the end of the Company's 2008 fiscal year, in each case based on a percentage of the target amount (ranging from 0% to 200%).

Item 8.01 Other Events.

The Company also announced that it will hold its 2006 Annual Meeting of Stockholders on February 6, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

December 1, 2006	By:	Raymond M. Bukaty

Name: Raymond M. Bukaty
Title: Senior Vice President, Administration, General Counsel and Secretary